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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of GATX Corporation for the registration of 3,897,477 shares of its Common Stock and to the incorporation by reference therein of our report dated January 28, 1997, with respect to the consolidated financial statements of GATX Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related schedules included therein, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

May 12, 1997
Chicago, Illinois